Exhibit 99.1

FOR IMMEDIATE RELEASE Teton Energy Corporation 410 17th Street, Suite 1850 Denver, CO 80202-4444
Company contact:
     Andrea Brown
     (303) 565-4600
     abrown@teton-energy.com
     www.teton-energy.com
Teton Energy Appoints Interim CFO
DENVER August 31, 2007. Teton Energy Corporation (“Teton”) (AMEX: TEC) announced today that William P. Brand, Teton’s Controller and Chief Accounting Officer, has been appointed to the position of Interim Chief Financial Officer effective September 1, 2007. Mr. Brand will maintain this position until a permanent CFO is named.
As previously announced, Teton’s Chief Financial Officer and Executive Vice President, Bill Pennington has resigned for personal reasons and will be joining the Teton Board as a Director, effective September 14, 2007.
Teton Energy has retained Preng and Associates, a Houston based executive placement firm to conduct the search for a new CFO.
Company Description. Teton Energy Corporation (AMEX: TEC), is an independent oil and gas exploration and production company based in Denver, Colorado. Teton is focused on the acquisition, exploration and development of North American properties and has current operations in the Rocky Mountain region of the U.S. The Company’s common stock is listed on the American Stock Exchange under the ticker symbol “TEC.” For more information about the Company, please visit the Company’s website at www.teton-energy.com.
Forward-Looking Statements. This news release may contain certain forward-looking statements, including declarations regarding Teton and its subsidiaries’ expectations, intentions, strategies and beliefs regarding the future within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained herein are based upon information available to Teton’s management as at the date hereof and actual results may vary based upon future events, both within and without the control of the Teton’s management, including risks and uncertainties that could cause actual results to differ materially including, among other things, the impact that additional acquisitions may have on the Company and its capital structure, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, governmental regulations and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s operating and financial results are included in Teton’s Annual Report on Form 10-K for the year ended December 31, 2006. Teton’s disclosure reports are on file at the Securities and Exchange Commission and can be viewed on Teton’s website at www.teton-energy.com. Copies are available without charge, upon request from the Company.